Exhibit 107

Calculation of Filing Fee Table

FORM F-3

(Form Type)

DEUTSCHE BANK AKTIENGESELLSCHAFT

(Exact Name of Registrant as Specified in its Charter)

DEUTSCHE BANK CORPORATION

(Translation of Registrant’s name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee(1)(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities To be Carried Forward

Newly Registered Securities

Fees to Be paid	Equity	Ordinary Shares with no par value of Deutsche Bank Aktiengesellschaft	457(o)				—	—

	Equity	Tradable Subscription Rights to subscribe for Ordinary Shares of Deutsche Bank Aktiengesellschaft	457(o)				—	—

	Debt	Capital Securities of Deutsche Bank Aktiengesellschaft	457(o)				—	—

	Debt	Subordinated Debt Securities of Deutsche Bank Aktiengesellschaft	457(o)				—	—

	Debt	Eligible Liabilities Senior Debt Securities of Deutsche Bank Aktiengesellschaft	457(o)				—	—

	Debt	Senior Debt Securities of Deutsche Bank Aktiengesellschaft	457(o)				—	—

	Debt	Senior Debt Funding Securities of Deutsche Bank Aktiengesellschaft	457(o)				—	—

	Debt	Debt Warrants of Deutsche Bank Aktiengesellschaft(3)	457(o)				—	—

	Other	Equity Warrants of Deutsche Bank Aktiengesellschaft(3)	457(o)				—	—

	Other	Other Warrants of Deutsche Bank Aktiengesellschaft(3)	457(o)				—	—

	Other	Purchase Contracts of Deutsche Bank Aktiengesellschaft(4)	457(o)				—	—

	Other	Units of Deutsche Bank Aktiengesellschaft(5)	457(o)				—	—

	Unallocated (Universal) Shelf		457(o)			$1,000,000	0.0001476	$147.60

Carry Forward Securities

Carry forward securities	Equity	Ordinary Shares with no par value of Deutsche Bank Aktiengesellschaft	415(a)(6)		—	—	F-3ASR	333-258403	3/14/2024

	Equity	Tradable Subscription Rights to subscribe for Ordinary Shares of Deutsche Bank Aktiengesellschaft	415(a)(6)		—	—	F-3ASR	333-258403	3/14/2024

	Debt	Capital Securities of Deutsche Bank Aktiengesellschaft	415(a)(6)		—	—	F-3ASR	333-258403	3/14/2024

	Debt	Subordinated Debt Securities of Deutsche Bank Aktiengesellschaft	415(a)(6)		—	—	F-3ASR	333-258403	3/14/2024

	Debt	Eligible Liabilities Senior Debt Securities of Deutsche Bank Aktiengesellschaft	415(a)(6)		—	—	F-3ASR	333-258403	3/14/2024

	Debt	Senior Debt Securities of Deutsche Bank Aktiengesellschaft	415(a)(6)		—	—	F-3ASR	333-258403	3/14/2024

	Debt	Senior Debt Funding Securities of Deutsche Bank Aktiengesellschaft	415(a)(6)		—	—	F-3ASR	333-258403	3/14/2024

	Debt	Debt Warrants of Deutsche Bank Aktiengesellschaft(3)	415(a)(6)		—	—	F-3ASR	333-258403	3/14/2024

	Other	Equity Warrants of Deutsche Bank Aktiengesellschaft(3)	415(a)(6)		—	—	F-3ASR	333-258403	3/14/2024

	Other	Other Warrants of Deutsche Bank Aktiengesellschaft(3)	415(a)(6)		—	—	F-3ASR	333-258403	3/14/2024

	Other	Purchase Contracts of Deutsche Bank Aktiengesellschaft(4)	415(a)(6)		—	—	F-3ASR	333-258403	3/14/2024

	Other	Units of Deutsche Bank Aktiengesellschaft(5)	415(a)(6)		—	—	F-3ASR	333-258403	3/14/2024

	Unallocated (Universal) Shelf		415(a)(6)				F-3ASR	333-258403	3/14/2024	(2)

Total Offering Amounts				$1,000,000	0.0001476	$147.60

Total Fees Previously Paid						—

Total Fee Offsets

Net Fee Due						$147.60

(1)

The amount to be registered, proposed maximum aggregate price per unit and proposed maximum aggregate offering price for each class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities hereunder and is not specified as to each class of security pursuant to General Instruction II.C. of Form F-3 under the Securities Act of 1933, as amended, or the Securities Act, and Rule 457(o) under the Securities Act. There is registered hereunder such amount of securities as will have an aggregate maximum offering price not to exceed an amount to be specified in a pre-effective amendment to this Registration Statement. The amount also includes any separate consideration that may be received for securities issuable upon conversion, exchange or exercise of other securities or that are represented by depositary shares. This Registration Statement also relates to offers and sales of securities in connection with market-making transactions by and through certain affiliates of the Registrant, which may include Deutsche Bank Securities Inc., for which no additional fee is payable pursuant to Rule 457(q) under the Securities Act.

(2)

The Registrant previously registered an amount of securities having a maximum aggregate offering price of $60,000,000,000 (or the equivalent thereof in any other currency) (and paid a registration fee of $8,856,000 with respect to such amount of securities) pursuant to the Registration Statement on Form F-3ASR (File No. 333-258403), as amended by Post-Effective Amendment No. 1 to such Registration Statement on March 14, 2024 (the “Prior Registration Statement”). In accordance with Securities and Exchange Commission rules, the Registrant may continue to use the Prior Registration Statement to offer and sell any unsold securities until this Registration Statement is declared effective. At such time as the Registrant requests effectiveness of this Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement any unsold securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the filing fee paid in connection with such unsold securities, which will continue to be applied to such unsold securities, as well as the amount of any new securities to be registered, in addition to the securities registered in this filing, and the related fee. Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(3)

Warrants may be issued together with any of the debt securities, capital securities, ordinary shares, tradable subscription rights to subscribe for ordinary shares or purchase contracts registered hereby or any combination of such securities. Warrants may be offered to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: other securities of the Registrant, securities of any entity affiliated or unaffiliated with the Registrant, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

(4)

Purchase contracts may be issued together with any of the debt securities, capital securities or warrants registered hereby or any combination of such securities. Purchase contracts may be offered to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: other securities of the Registrant, securities of any entity affiliated or unaffiliated with the Registrant, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

(5)	Units may consist of any combination of the securities being registered hereby and debt obligations or other securities of the Registrant or an entity affiliated or not affiliated with the Registrant.

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